UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2024

HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	001-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Summer Street
Boston, MA 02110
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 781-848-7100
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value per share	HAE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s 2024 Annual Meeting of Shareholders was held on Thursday, July 25, 2024. Of the 50,953,098 shares outstanding and entitled to vote at the meeting, 48,912,250 shares were represented at the meeting, constituting a quorum of 95.99%.

The results of the votes for each proposal considered at the meeting are set forth below:

1. The shareholders elected each of Christopher A. Simon, Robert E. Abernathy, Diane M. Bryant, Michael J. Coyle, Charles J. Dockendorff, Lloyd E. Johnson, Mark W. Kroll, Claire Pomeroy and Ellen M. Zane as directors for one-year terms expiring in 2025 based upon the following votes:

Nominees	For	Withhold	Broker Non-Votes
Christopher A. Simon	47,563,311	269,386	1,079,553
Robert E. Abernathy	47,233,098	599,599	1,079,553
Diane M. Bryant	47,637,507	195,190	1,079,553
Michael J. Coyle	47,492,931	339,766	1,079,553
Charles J. Dockendorff	46,789,643	1,043,054	1,079,553
Lloyd E. Johnson	47,243,880	588,817	1,079,553
Mark W. Kroll	46,938,807	893,890	1,079,553
Claire Pomeroy	47,553,094	279,603	1,079,553
Ellen M. Zane	47,122,780	709,917	1,079,553

2. The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers based upon the following votes:

For	Against	Abstain	Broker Non-Votes
46,230,466	1,460,004	142,227	1,079,553

3. The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 30, 2024 based upon the following votes:

For	Against	Abstain
47,738,769	1,049,682	123,799

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION

July 25, 2024	By:	/s/ Christopher A. Simon
	Name:	Christopher A. Simon
	Title:	President and Chief Executive Officer